Exhibit 23.3


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We hereby consent to the use, in Amendment No. 1 to the Registration Statement on Form 10-SB, of our report dated September 21, 1999, except for the last paragraph of Note 5 as to which the date is September 30, 1999, relating to the financial statements of Web Audio & Radio Portal, Inc. for the period from March 16, 1999 (inception) to August 31, 1999 contained in said Registration Statement.


                                           Angell & Deering
                                           Certified Public Accountants

Denver, Colorado
November 22, 1999